EXHIBIT 1.1

      FORM OF PROPOSED AGENCY AGREEMENT AMONG FIRSTSPARTAN FINANCIAL CORP.,
          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG AND
                            TRIDENT SECURITIES, INC.


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                          FIRSTSPARTAN FINANCIAL CORP.
                          2,847,500 TO 3,852,500 SHARES

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                        PURCHASE PRICE: $20.00 PER SHARE

                             SALES AGENCY AGREEMENT


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         FirstSpartan Financial Corp., a Delaware corporation (the "Company"), and First Federal Savings and Loan Association of Spartanburg, Spartanburg, South Carolina, a federally chartered and insured mutual savings and loan association (the "Association"), hereby confirm, as of _____________ __, 1997 their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introductory. The Association intends to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Association to the Company and the incorporation of the Company, the "Conversion") pursuant to a plan of conversion adopted by the Association's Board of Directors on February 4, 1997 (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Association and to the Association's tax-qualified employee benefit plans (I.E., the Association's Employee Stock Ownership Plan (the "ESOP")). Any shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a direct community offering (the "Direct Community Offering"), with preference given to natural persons and the trusts of natural persons who are permanent residents of Spartanburg County, South Carolina (the "Local Community") (the Subscription and Direct Community Offerings are sometimes referred to collectively as the "Subscription and Direct Community Offering"), subject to the right of the Company and the Association, in their absolute discretion, to reject orders in the Direct Community Offering in whole or in part. It is anticipated that shares of Common Stock not subscribed for in the Subscription and Direct Community Offering (if any) will be offered to certain members of the general public on a best efforts basis by a selling group of broker dealers managed by Trident in a syndicated offering ("Syndicated Community Offering") (the Subscription and Direct Community Offering and the Syndicated Community Offering are referred to collectively as the


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Sales Agency Agreement
Page 2


"Offerings"). In the Subscription Offering (and the Direct Community Offering and the Syndicated Community Offering if applicable), the Company is offering between 2,847,500 and 3,852,500 shares of Common Stock (the "Shares"), with the possibility of offering up to 4,430,375 shares without a resolicitation of subscribers, as contemplated by Title 12 of the Code of Federal Regulations,
Part 563b. With the exception of the ESOP, no individual person or other entity, together with associates of and persons acting in concert with such person or other entity, may purchase shares of Common Stock with an aggregate purchase price of more than $325,000 in the Conversion. No person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the estimated valuation range of up to 15%).

         The Company and the Association have been advised by Trident that it will utilize its best efforts to assist the Company with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to Trident the Prospectus dated _______ __, 1997 (as hereinafter defined) and all supplements thereto, if any, to be used in the Offerings have also been delivered to Trident (or if after the date of this Agreement, will be promptly delivered to Trident). Such Prospectus contains information with respect to the Company, the Association and the Shares.

         2.       Representations and Warranties.

                  (a) The Company and the Association jointly and severally represent and warrant to Trident that:

                           (i) The Company has filed with the Commission a
                  registration statement, including exhibits and an amendment or amendments thereto, on Form S-1 (No. 333-23015), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules


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Sales Agency Agreement
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                  and regulations of the Commission under the Act (the "SEC
                  Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Offerings thereby requiring a resolicitation of subscribers, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and Trident.

                           (ii) The Association has filed an Application for
                  Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and together with the Form H-(e)1-S referred to below, the "Conversion Application") with the Office of Thrift Supervision (the "Office") under the Home Owners' Loan Act, as amended (the "HOLA") and the published rules and regulations, of the Office thereunder (the "OTS Regulations"), which Form AC has been approved by the Office; the Prospectus and the proxy statement for the solicitation of proxies from members of the Association for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Form AC have been approved for use by the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Office revoking such approvals is pending or, to the Association's best knowledge, threatened. The Company has filed with the Office the Company's application on Form H-e(1)-S under the savings and loan holding company provisions of the HOLA and the regulations promulgated thereunder and will have received as of the Closing Date, approval of its acquisition of the Association from the Office.

                           (iii) At the date of the Prospectus and at all times
                  subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied and will comply as to form in all material respects with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make


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                  the statements therein not misleading, and (iii) the
                  Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon information furnished to the Company or the Association relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

                           (iv) The Company is duly incorporated as a Delaware
                  corporation, the Association's sole subsidiary, First Spartan Service Corporation (the "Subsidiary"), has been duly incorporated as a South Carolina corporation, and the Association has been duly organized as a mutual savings and loan association under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Prospectus; the Association is a member of the Federal Home Loan Bank of Atlanta; and the Association is an insured depository institution under the provisions of
                  Section 4(a) of the Federal Deposit Insurance Act, as amended ("FDIA"), with deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company, the Association and the Subsidiary is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole. The Association does not own equity securities of or an equity interest in any business enterprise other than the Subsidiary, except as described in the Prospectus. Upon amendment of the Association's charter and bylaws as provided in the OTS Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a federally chartered capital stock savings and loan association with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Association will be owned of record and beneficially by the Company, and
                  (iii) the Company will have no direct subsidiaries other than the Association.

                           (v) Each of the Association and the Subsidiary has
                  good and marketable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as


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                  described in the Prospectus and except as do not in the
                  aggregate have a material adverse effect upon the operations or financial condition of the Association and the Subsidiary, taken as a whole; and all of the leases and subleases material to the operations of the Association and the Subsidiary, under which they hold properties, including those described in the Prospectus, are in full force and effect as described therein.

                           (vi) The Association and the Subsidiary have obtained
                  all licenses, permits and other governmental authorizations currently required for the conduct of their business, all such licenses, permits and other governmental authorizations are in full force and effect and the Association and the Subsidiary are in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole.

                           (vii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Association, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiary are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A")).

                           (viii) There is no litigation or governmental
                  proceeding pending or, to the best knowledge of the Company or the Association, threatened against or involving the Company, the Association, the Subsidiary or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the financial condition, results of operations and business, including the assets and properties, of the Company, the Association and the Subsidiary, taken as a whole.

                           (ix) The Company and the Association have received
                  the opinions of Breyer & Aguggia with respect to federal income tax consequences of the Conversion, and of Deloitte & Touche LLP, with respect to South Carolina tax


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                  consequences of the Conversion, to the effect that the
                  Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Association or the Company under the laws of South Carolina, and the facts relied upon in such opinions are accurate and complete.

                           (x) Each of the Company and the Association has all
                  such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Office in connection with its approvals of the Form AC and the Application H-(e)1-S, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Association, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of an amended charter in the form required for federally chartered capital stock savings and loan associations (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

                           (xi) Neither the Company, the Association nor the
                  Subsidiary is in violation of any rule or regulation of the Office or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Association, the Subsidiary or their officers or directors that would have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company, the Association and the Subsidiary, taken as a whole.

                           (xii) The consolidated financial statements and the
                  related notes which are included in the Registration Statement and are part of the Prospectus fairly present the consolidated financial condition, income, retained earnings and cash flows of the Association and the Subsidiary at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the SEC Regulations and the applicable accounting regulations of the Office. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are in all material respects consistent with financial statements and other reports filed by the Association with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information


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                  purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                           (xiii) There has been no material change in the
                  financial condition, results of operations or business, including assets and properties, of the Company, the Association and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, the Association and the Subsidiary conform in all material respects to the descriptions thereof contained in the Prospectus. None of the Company, the Association or the Subsidiary has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                           (xiv) There has been no breach or default (or the
                  occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Association and the Subsidiary taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Company, the Association and the Subsidiary taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company, the Association or the Subsidiary, threatened any action or proceeding wherein the Company, the Association or the Subsidiary would be alleged to be in default thereunder.

                           (xv) None of the Company, the Association or the
                  Subsidiary is in violation of its respective certificate of incorporation or charter or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Association do not conflict with or result in a breach of the certificate of incorporation or charter or bylaws of the Company, the Association (in either mutual or stock form) or the Subsidiary or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the


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                  creation or imposition of any lien, charge or other
                  encumbrance upon any of the properties or assets of the Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company, the Association and the Subsidiary, taken as a whole.

                           (xvi) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the Association or the Subsidiary has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company, the Association and the Subsidiary, taken as a whole.

                           (xvii) Upon consummation of the Conversion, the
                  authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares have been duly authorized by all necessary corporate action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan in exchange for the consideration therefor, the Shares shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company to the purchasers thereof upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Association to the Company has been duly authorized by all necessary corporate action of the Association and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application), and such capital stock, when issued in


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                  accordance with the terms of the Plan, will be fully paid and nonassessable and will confirm in all material respects to the description thereof contained in the Prospectus.

                           (xviii) No approval of any regulatory or supervisory
                  or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Office and approval of the Company's application on Form H-(e)1-S by the Office, the issuance of the Stock Charter by the Office and as may be required under the securities laws of various jurisdictions.

                           (xix) All contracts and other documents required to
                  be filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission and/or the Office, as the case may be.

                           (xx) Deloitte & Touche LLP, which has audited the
                  consolidated financial statements of the Association at September 30, 1996 and 1995 and for the years ended September 30, 1996, 1995 and 1994 included in the Prospectus, is an independent public accountant with respect to the Company and the Association within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations,
                  Section 571.2(c)(3).

                           (xxi) For the past five years, the Company, the
                  Association and the Subsidiary have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company, the Association and the Subsidiary have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for known future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the financial condition of the Company, the Association and the Subsidiary, taken as a whole.

                           (xxii) All of the loans represented as assets of the
                  Association on the most recent statement of financial condition of the Association included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if


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                  asserted, would not have a material adverse effect on the
                  Company, the Association and the Subsidiary, taken as a whole.

                           (xxiii) The records of account holders, depositors,
                  borrowers and other members of the Association delivered to Trident by the Association or its agent for use during the Conversion have been prepared or reviewed by the Association and, to the best knowledge of the Company and the Association, are reliable and accurate.

                           (xxiv) None of the Company, the Association, the
                  Subsidiary or the employees of the Company, the Association or the Subsidiary, has made any payment of funds of the Company, the Association or the Subsidiary prohibited by law, and no funds of the Company, the Association or any Subsidiary have been set aside to be used for any payment prohibited by law.

                           (xxv) To the best knowledge of the Company and the
                  Association, the Company, the Association and the Subsidiary are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Company nor the Association believes that the Company, the Association or the Subsidiary are subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Association, threatened against the Company, the Association or the Subsidiary relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company and the Association, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Association or the Subsidiary or, to the best knowledge of the Company or the Association, has occurred on, in or at any of the facilities or properties of the Company, the Association or the Subsidiary, except such disposal, release or discharge which would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole.



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                           (b) Trident represents and warrants to the Company
                  and the Association that:

                           (i) Trident is registered as a broker-dealer with the
                  Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

                           (ii) Trident is validly existing as a corporation in
                  good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Association hereunder.

                           (iii) The execution and delivery of this Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers the accounts of whom may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

                           (iv) Each of Trident and its employees, and to
                  Trident's knowledge, its agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

                           (v) The execution and delivery of this Agreement by
                  Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.


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                           (vi) All funds received by Trident to purchase the
                  Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (vii) There is not now pending or, to Trident's best
                  knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

         3. Employment of Trident; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Association hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Offerings. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Company and the Association, with the approval of the Office, are permitted to extend such period of time, (b) upon consummation of the Conversion, or (c) upon termination of the Conversion, whichever date shall first occur.

         In the event the Company is unable to sell a minimum of 2,847,500 shares of Common Stock (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Association shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with accrued interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares as described in the Prospectus will be made prior to the commencement of the Subscription and Direct Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the offices of Breyer & Aguggia, Washington, D.C. or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the aggregate offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Association for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm


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Trident Securities, Inc.
Sales Agency Agreement
Page 13


the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber confirming interest on the third business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and
(iv) Trident will forward completed order forms together with such funds to the Association on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:

                  (a) A commission equal to 1.35% of the aggregate dollar amount of Common Stock sold in the Subscription Offering and Community Offering to investors who reside in the State of South Carolina and a commission equal to 1.15% of the aggregate dollar amount of Common Stock sold in the Subscription Offering and Community Offering to investors residing outside the State of South Carolina. No commissions shall be payable on Shares purchased by the Association's officers, directors, employees or their "associates", as such term is defined in the Plan, or employee benefit plans. Further, all commissions shall be based on the amount of stock sold; however, fees shall be capped at the midpoint of the estimated valuation range as set forth on the cover page of the Prospectus. In addition, in the event that the Offerings are closed above the midpoint of the Estimated Valuation Range, the above described fee schedule will be applied on a pro rata basis as if the Offerings had closed at the midpoint of the Estimated Valuation Range. For stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed a fee to be agreed upon by Trident and the Company and the Association to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering.

                  (b) Trident shall be reimbursed for reasonable allocable expenses, including but not limited to travel, communications, legal fees and expenses and postage, incurred by it whether or not the Offerings are successfully completed; provided, however, that neither the Company nor the Association shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Association of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Association shall have given notice in accordance with Section 12 hereof that Trident is in breach


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Trident Securities, Inc.
Sales Agency Agreement
Page 14


                           of this Agreement. Trident's reimbursable out of pocket expenses will not exceed $10,000, and its reimbursable legal fees will not exceed $35,000. Trident will use its best efforts to ensure that the expenses of its counsel are reasonable. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Association which shall be credited against the total reimbursement due Trident hereunder.

                  (c) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph (b), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its reasonable allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in the immediately preceding paragraph (b) above have been exhausted and subject to the following: Such reimbursement shall be in amount equal to the product obtained by dividing $10,000 (original out-of-pocket expenses) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

         The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Association shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.



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Trident Securities, Inc.
Sales Agency Agreement
Page 15


         4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of 2,847,500 and a maximum of 3,852,500 Shares, with the possibility of offering up to 4,430,375 Shares (except as the Office may permit to be decreased or increased) in the Subscription and Direct Community Offering, and if necessary, the Syndicated Community Offering. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. Further Agreements. The Company and the Association jointly and severally covenant and agree that:

                  (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

                  (b) The Company will notify Trident or its counsel immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (c) During the time when the Prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company, the Association and the Subsidiary, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for the Company and the Association after consultation with counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance


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Trident Securities, Inc.
Sales Agency Agreement
Page 16


         satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Association shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

                  (d) The Company has taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

                  (e) Appropriate entries will be made in the financial records of the Association sufficient to establish a liquidation account upon consummation of the Conversion for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of the Office.

                  (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.



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Trident Securities, Inc.
Sales Agency Agreement
Page 17


                  (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

                  (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

                  (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

                  (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

                  (l) The Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

                  (m) At the Closing Date, the Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office.

         6. Payment of Expenses. Whether or not the Conversion is consummated, the Company and the Association shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) in addition, if the Company is unable to sell a minimum of 2,847,500 shares of Common Stock or such lesser amount as the Office may permit or the Conversion is otherwise terminated, the Company and the Association shall reimburse Trident

Trident Securities, Inc.
Sales Agency Agreement
Page 18


for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Association shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Association of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Association shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

         7. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Association of their obligations hereunder and to the following conditions:

                  (a) At the Closing Date, Trident shall receive the favorable opinions of Breyer & Aguggia, special counsel for the Company and the Association, or Odom, Terry, Cantrell & Hammett, local counsel to the Association ("Local Counsel"), dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

                           (i) The Company has been duly incorporated, and each
                  of the Company and the Subsidiary is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation, and the Association is validly existing as a mutual savings and loan association under the laws of the United States, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) each of the Company, the Association and the
                  Subsidiary has been qualified to do business and, to such counsel's knowledge, is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or, if not so qualified and in good standing, failure to so qualify would not have any material adverse effect on the Company, the Association and the Subsidiary, taken as a whole;

                           (iii) the Association is a member of the Federal Home
                  Loan Bank of Atlanta, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits;

                           (iv) to the knowledge of such counsel, the activities
                  of each of the Association and the Subsidiary as such activities are described in the Prospectus are permitted under federal and Delaware law to subsidiaries of a Delaware

Trident Securities, Inc.
Sales Agency Agreement
Page 19


                  business corporation and the Association does not have any subsidiaries other than the Subsidiary;

                           (v) the Plan complies with and, to the knowledge of
                  such counsel, the Conversion has been effected in all material respects in accordance with the HOLA and the OTS Regulations; to such counsel's knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Office, except with respect to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Association, have been complied with by the Company and the Association in all material respects; and, to the knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the Office in approving the Plan;

                           (vi) the Company has authorized Common Stock as set
                  forth in the Registration Statement and the Prospectus, and the description of the Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

                           (vii) the issuance and sale of the Shares have been
                  duly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and to the knowledge of such counsel, good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens against the Company;

                           (viii) the certificates for the Shares comply in all
                  material respects with the applicable requirements of Delaware law;

                           (ix) the issuance and sale of the capital stock of
                  the Association to the Company have been duly authorized by all necessary corporate action of the Association and the Company and have received the approval of the Office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record by the Company;

                           (x) subject to the satisfaction of the conditions to
                  the Office's approval of the Conversion Application, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the

Trident Securities, Inc.
Sales Agency Agreement
Page 20


                  consummation of the Conversion, except as may be required under the "blue sky" or state securities laws of various jurisdictions as to which counsel need express no opinion;

                           (xi) the execution and delivery of this Agreement and
                  the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Company and the Association; and this Agreement is a legal, valid and binding obligation of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiary are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A, as to which no opinion need be rendered);

                           (xii) to the knowledge of such counsel, there are no
                  material legal or governmental proceedings pending or threatened against or involving the assets of the Company, the Association or the Subsidiary (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company, the Association or the Subsidiary, or to such counsel, a present intention to initiate such litigation or proceeding);

                           (xiii) to the knowledge of such counsel, there are no
                  statutes or regulations required to be described or disclosed in the Prospectus which are not so described or disclosed;

                           (xiv) the statements in the Prospectus under the
                  captions "Dividend Policy," "Regulation," "Taxation," "Restrictions on Acquisition of the Holding Company, "Registration Requirements" and "Description of Capital Stock of the Holding Company" and in response to Items 7(d)(1), 7(g) and 7(i) of Form PS of the Office's conversion regulations, insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by such counsel and are correct in all material respects;

                           (xv) the Form AC has been approved by the Office, and
                  the Prospectus and the Proxy Statement have been authorized for use by the Office; the

Trident Securities, Inc.
Sales Agency Agreement
Page 21


                  Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; and no proceedings are pending by or before the Commission or the Office seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application or, to the knowledge of such counsel, are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding); and the Office has issued its letter of approval in connection with the Application H-(e)1-S under the savings and loan holding company provisions of the HOLA and the regulations thereunder;

                           (xvi) the execution and delivery by the Company and
                  the Association of, and performance by the Company and the Association of their obligations under, this Agreement, do not
                  (i) violate the certificate of incorporation, charter or bylaws of the Company, the Association (in either mutual or stock form) or the Subsidiary, (ii) to the knowledge of such counsel, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any material lien, charge or other encumbrance upon any of the properties or assets of the Company, the Association or the Subsidiary pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or (iii) violate the HOLA or the OTS Regulations or, to such counsel's knowledge, any existing material obligation of the Company, the Association or the Subsidiary under any court order, writ, injunction or decree that specifically name the Company, the Association or the Subsidiary and that are specifically directed to any of them or their property (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application);

                           (xvii) The Conversion Application, the Registration
                  Statement, the Prospectus and the Proxy Statement comply as to form in all material respects with the requirements of the Act and the SEC Regulations, the HOLA and the OTS Regulations (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and the appraisal included therein, as to which no opinion need be expressed); to the knowledge of such counsel all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; the description in the Conversion Application and the Registration Statement of such documents and

Trident Securities, Inc.
Sales Agency Agreement
Page 22


                  exhibits is accurate in all material respects; and to the knowledge of such counsel, there are no contracts or other documents of a character required to be described in the Conversion Application, the Registration Statement or the Prospectus which have not been described therein;

                           (xviii) to the knowledge of such counsel, the
                  Association and the Subsidiary have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Association and the Subsidiary are in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company, the Association and the Subsidiary, taken as a whole; and

                           (xix) to the knowledge of such counsel, there has
                  been no material breach of any provision of the Company's, the Association's or the Subsidiary's certificate of incorporation, charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, debenture, bond, note, instrument or obligation to which the Company, the Association or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company, the Association and the Subsidiary, taken as a whole;

                  In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company, the Association and the Subsidiary and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Association. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial

Trident Securities, Inc.
Sales Agency Agreement
Page 23


         decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Association of this Agreement or the issuance of the Shares.

                  (b) At the Closing Date, Trident shall receive the letter of Breyer & Aguggia, special counsel for the Company and the Association, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that no facts have come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of Trident contained therein and except as to the appraisal, financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel need express no comment), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus, as amended (except as to information in respect of Trident contained therein and except as to the appraisal, financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel need express no comment), as of its date and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

                  (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Association regarding the authorization of this Agreement and the transactions contemplated hereby.

                  (d) At the Closing Date, Trident shall receive such opinion of Housley Kantarian & Bronstein, P.C., counsel for Trident, with respect to such matters as Trident may reasonably request, and such counsel shall have received such documents, papers and records as they may request for the purpose of enabling them to pass upon such matters.

Trident Securities, Inc.
Sales Agency Agreement
Page 24


                  (e) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the financial condition, business or results of operations of the Company, the Association and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company, the Association or the Subsidiary after the latest date as of which the financial condition of the Company, the Association or the Subsidiary is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Association and the Subsidiary, taken as a whole;
         (iii) none of the Company, the Association or the Subsidiary shall have received from the Office or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Association and the Subsidiary, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Association or the Subsidiary or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company, the Association and the Subsidiary, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

                  (f) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Association, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Commission and the Office for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the Association or the Subsidiary; (ii) since the date the Prospectus became authorized by the Commission and the Office for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, financial condition or results of operations of the Company, the Association or the Subsidiary, and the conditions set forth in clauses (ii) through
         (iv) inclusive of subsection (e) of this Section 7 have been satisfied;
         (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Office to suspend the Subscription Offering or the Community Offering or the effectiveness of the Registration Statement, and no action for such purposes has been instituted or threatened by the Commission or the Office; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office approving the

Trident Securities, Inc.
Sales Agency Agreement
Page 25


         Plan; and (v) all of the representations and warranties contained in
         Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

                  (g) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the Office evidencing the corporate existence of the Association; (iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company;
         (v) a copy of the Company's certificate of incorporation certified by the appropriate Delaware governmental authority; and, (vi) if available, a copy of the letter from the Office approving the Association's Stock Charter.

                  (h) As soon as available after the Closing Date, Trident shall receive a certified copy of the Association's Stock Charter executed by the Office.

                  (i) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Deloitte & Touche LLP, independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

                  (j) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to Trident from Deloitte & Touche LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

                  (k) At the Closing Date, the Company and the Association shall have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan and the OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and the approval of the Conversion Application imposed upon them by the Office.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident, satisfactory to Trident. Any certificates signed by an officer or director of the Company or the Association prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Association to Trident as to the statements

Trident Securities, Inc.
Sales Agency Agreement
Page 26


made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Association shall reimburse Trident for its expenses as provided in Sections 3(b) and 6 hereof.

         8.       Indemnification.

                  (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Association in this Agreement or any breach of warranty by the Company or the Association with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in
         (i) the Registration Statement or the Prospectus or (ii) any application (including the Form AC and the Form H-(e)1-S) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company, the Association or the Subsidiary or based upon information furnished by or on behalf of the Company, the Association or the Subsidiary, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Company, the Association or the Subsidiary with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Conversion, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of any party who may otherwise be entitled to indemnification pursuant to this Section 8(a). This indemnity shall be in addition to any liability the Company and the Association may have to Trident otherwise.

                  (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agents for use during the Conversion. This indemnity shall be

Trident Securities, Inc.
Sales Agency Agreement
Page 27


         in addition to any liability the Company and the Association may have to Trident otherwise.

                  (c) Trident agrees to indemnify and hold harmless the Company, the Association and the Subsidiary, their officers, directors and employees and each person, if any, who controls the Company, the Association and the Subsidiary within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished to the Company, the Association or the Subsidiary with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any misrepresentation by Trident in Section 2(b) of this Agreement; or (C) any liability of the Company or the Association which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of any party who may otherwise be entitled to indemnification pursuant to this Section 8(c).

                  (d) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the reasonable fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the

Trident Securities, Inc.
Sales Agency Agreement
Page 28


         indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the reasonable fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this
         Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this
         Section 8 is subject to and limited by the provisions of Section 23A.

         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Association other than in accordance with its terms, the Company or the Association and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Association and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Association, on the one hand, and Trident, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Association, on the one hand, and Trident, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association, on the one hand, and Trident on the other, shall be deemed to be in the same proportions as the total net proceeds from the Conversion received by the Company and the Association bear to the total fees and expenses received by Trident under this Agreement. The relative fault of the Company or the Association, on the one hand, and Trident, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Association or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of

Trident Securities, Inc.
Sales Agency Agreement
Page 29


the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this
Section 8 is subject to and limited by the provisions of Section 23A.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Association and Trident and the representations and warranties of the Company and the Association and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Association or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Association and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a South Carolina or federal authority which has material effect on the Association or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, financial condition or business of the Company, or if the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

                  (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Association shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

                  (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a), 8(b) and 9 of this Agreement and upon demand, the Company and the Association shall pay Trident the full amount so owing thereunder.

Trident Securities, Inc.
Sales Agency Agreement
Page 30



                  (d) The Association may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Association shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or faxed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Housley Kantarian & Bronstein, P.C., 1220 19th Street, N.W., Washington, DC 20036, Attention: Gary R. Bronstein, Esquire) and if sent to the Company, the Association or the Subsidiary, shall be mailed, delivered or telegraphed and confirmed to FirstSpartan Financial Corp., First Federal Savings and Loan Association of Spartanburg, 380 E. Main Street, Spartanburg, South Carolina 29302, Attention: Mr. Billy L. Painter, President and Chief Executive Officer (with a copy to Breyer & Aguggia, 1301 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire).

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Association and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of South Carolina.

         15. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

FIRSTSPARTAN FINANCIAL CORP.                  FIRST FEDERAL SAVINGS AND LOAN
                                              ASSOCIATION OF SPARTANBURG

By:___________________                        By:_______________________
    Billy L. Painter                                Billy L. Painter
    President and Chief                             President and Chief
      Executive Officer                               Executive Officer

Date:___________________                      Date:_____________________

Agreed to and accepted:

TRIDENT SECURITIES, INC.


By:_____________________

Date:___________________

                                                                       Exhibit A


Trident Securities, Inc. is a registered selling agent in the jurisdictions listed below:

         Alabama                            Missouri
         Arizona                            Nebraska
         Arkansas                           Nevada
         California                         New Hampshire
         Colorado                           New Jersey
         Connecticut                        New Mexico
         Delaware                           New York
         District of Columbia               North Carolina
         Florida                            North Dakota (Trident Securities, Inc. only, no agents)
         Georgia                            Ohio
         Idaho                              Oklahoma
         Illinois                           Oregon
         Indiana                            Pennsylvania
         Iowa                               Rhode Island
         Kansas                             South Carolina
         Kentucky                           Tennessee
         Louisiana                          Texas
         Maine                              Vermont
         Maryland                           Virginia
         Massachusetts                      Washington
         Michigan                           West Virginia
         Minnesota                          Wisconsin
         Mississippi                        Wyoming

Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

         Alaska
         Hawaii
         Montana
         South Dakota
         Utah